SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


           Pursuant to Section 13 or 15(d) of the Securities Exchange
                                   Act of 1934


                Date of Report (Date of earliest event reported):
                       March 3, 1997 (February 12, 1997)



                            FOCUS Enhancements, Inc.
             (Exact name of registrant as specified in its charter)



             Delaware                       1-11860              04-3186320
(State or other jurisdiction            (Commission             (IRS Employer
     of incorporation)                   File Number)         Identification
                                                                  Number)


                  142 North Road, Sudbury, Massachusetts 01776
               (Address of principal executive offices) (Zip Code)



       Registrant's telephone number, including area code: (508) 371-2000




          (Former name or former address, if changed since last report)



                                                 Total number of pages: 3



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Item 1. Changes in Control of Registrant

         Not Applicable

Item 2. Acquisition or Disposition of Assets

         Not Applicable

Item 3. Bankruptcy or Receivership

         Not Applicable

Item 4. Changes in Registrant's Certifying Accountant

         Not Applicable

Item 5. Other Events

         Not Applicable

Item 6. Resignation of Registrant's Directors

         Not Applicable

Item 7. Financial Statements and Exhibits

         Not Applicable

Item 8. Change in Fiscal Year

         Not Applicable

Item 9. Sale of Equity Securities Pursuant to Regulation S

         Pursuant to the terms of a Regulation S Distribution Agreement, dated as of February 12, 1997, FOCUS Enhancements, Inc. sold 218,181 shares of its common stock, $.01 par value per share (the "Common Stock"), in reliance upon the transaction exemption afforded by Regulation S ("Regulation S") as promulgated by the Securities and Exchange Commission, under the Securities Act of 1933, as amended, to Arista High Technology Growth Fund, Ltd., a non-US entity organized under the laws of the Cayman Islands (the "Purchaser"). In conjunction with the foregoing sale of Common Stock, the Purchaser signed a subscription agreement confirming its compliance with Rules 902 and 903 of Regulation S.

         The shares of the Common Stock were sold to the Purchaser at a price per share of $1.55. A commission aggregating $38,180.55 was paid to Berkshire International Finance, Inc., headquartered at 551 Fifth Avenue, Suite 605, New York, New York 10017 upon consummation of this transaction.



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




                                   SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              FOCUS ENHANCEMENTS, INC.



                                              By:  /s/ Harry G. Mitchell
                                                    Harry G. Mitchell
                                                    Chief Financial Officer

Date:  March 3, 1997

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